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                                                                 Exhibit 4.8

                              CERTIFICATE OF TRUST

                                       OF

                    SIERRA PACIFIC RESOURCES CAPITAL TRUST I


                  THIS Certificate of Trust of Sierra Pacific Resources Capital Trust I (the "Trust"), dated as of June 7, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. ss. 3801, ET SEQ.).

                  1. NAME. The name of the business trust formed hereby is Sierra Pacific Resources Capital Trust I.

                  2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Newark, Delaware
19711, Attention: Corporate Trust Administration.

                  3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                   THE BANK OF NEW YORK DELAWARE,
                                   not in its individual capacity but solely as trustee of the Trust


                                   By:   /s/ Walter N. Gitlin
                                      --------------------------------------
                                      Name:  Walter N. Gitlin
                                      Title: Authorized Signatory


                                   RICHARD K. ATKINSON, not in his
                                   individual capacity but solely as trustee of the Trust


                                   /s/ Richard K. Atkinson
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